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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Chaparral Steel Company of our report dated July 12, 1996, included in the 1996 Annual Report to Stockholders of Chaparral Steel Company.

Our audits also included the financial statement schedule of Chaparral Steel Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-39626) pertaining to the Chaparral Steel Company Stock Option Plan and in the related Prospectus of our report dated July 12, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Chaparral Steel Company.



/s/ERNST AND YOUNG LLP
- ----------------------
Ernst and Young LLP
Dallas, Texas
August 22, 1996

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